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                                                                   Exhibit 3.21

                              FOOD EXTRUSION, INC.
                             (A Nevada Corporation)


                       WARRANT TO PURCHASE         SHARES
                                 OF COMMON STOCK
                               AT $4.00 PER SHARE

NEITHER THIS WARRANT NOR THE COMMON STOCK UNDERLYING THIS WARRANT HAVE BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE.

THIS WARRANT MAY NOT BE SOLD,TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


         THIS CERTIFIES  THAT,  for value received,                or registered
assigns (the "Holder"), is entitled to purchase, at any time or from time to time during the Exercise Period (as defined in paragraph 1.1, below), up to a
maximum of         shares of fully  paid and  non-assessable Common  Stock,  par value $0.001 ("Common Stock"), of FOOD EXTRUSION INC., a Nevada Corporation (the "Company"), at a per share purchase (the "Warrant Price") of Four Dollars ($4.00).

                  1. Exercise of Warrant. The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby may be purchased, are as follows:

                  1.1 Method of Exercise. The Holder of this Warrant, on or after February 9, 1997 and from time to time on or prior to February 9, 1999 (the "Exercise Period"), may exercise in whole or in part the purchase rights evidenced by this Warrant, provided that the Holder exercises the purchase rights evidenced by this Warrant with respect to at least 100 shares of Common Stock. Such exercise shall be effected by:


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                  (a)  the  surrender  of  the  Warrant,  (together  with a duly executed copy of the form of subscription of the Warrant attached hereto), to the Secretary of the Company at its principal offices locate; and

                  (b) the payment to the Company in U.S. funds, by certified check or bank draft payable to its order, of an amount equal to the aggregate Warrant Price for the number of shares of Company Common Stock for which the purchase rights hereunder are being exercised.

                  2. 1. Issuance of Common Stock and New Warrant. In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the Common Stock shall be issued as soon as practicable thereafter to the Holder exercising such rights. Such Holder shall also be issued at such time a new Warrant representing the number of shares of Common Stock (if any) for which the purchase rights under this Warrant remain unexercised.

         2.       Antidilution Provisions.

                  2.1 Stock Splits and Combinations. If the Company shall at any time subdivide or combine its outstanding Common Stock, or fix a record date for payment of a dividend in Common Stock or other securities of the Company exercisable, convertible or exchangeable for Common Stock (in which the latter event the maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of such securities shall be deemed to have been distributed), after that subdivision, combination or dividend, the number of Common Stock shall be adjusted to that number of Common Stock which is determined by (A) multiplying the number of Common Stock purchasable immediately prior to such adjustment by the Warrant Price in effect immediately prior to such adjustment, and then (B) dividing that product by the Warrant Price in effect immediately after such adjustment. If the Company shall at any time subdivide the outstanding shares of Common Stock or fix a record date for payment of a dividend in Common Stock or other securities exercisable, convertible or exchangeable into Common Stock, the Warrant Price then in effect immediately before that subdivision or dividend shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, then the Warrant Price in effect immediately before that combination shall be proportionately increased. Any adjustment under this

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Section  2.1 shall  become  effective  at the close of  business on the date the subdivision or combination becomes effective or the dividend is distributed.

                  2.2 Reclassification, Exchange and Substitution. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of securities, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination or payment of dividend of securities provided for above), the Holder of this Warrant shall, on its exercise be entitled to purchase for the same aggregate consideration, in lieu of the Common Stock which the Holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of securities which such Holder would have been entitled to receive as the Holder of that number of Common Stock subject to purchase by the Holder on exercise of this Warrant immediately before that change.

                  2.3  Reorganizations,  Mergers,  Consolidations  or  Sales  of
Assets.  If at any time there  shall be a capital  reorganization  of the Common
Stock   (other   than  a   subdivision,   combination,   payment  of   dividend,
reclassification or exchange of Common Stock provided for above), or merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price then in effect, the number of shares of Common Stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a Holder of the Common Stock issuable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, or consolidation or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder of this Warrant after the reorganization, merger, consolidation, or sale such that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number and kind of securities purchasable upon exercise of this Warrant) shall be applicable after that event in relation to any securities purchasable after that event upon exercise of this Warrant.
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                  2.4  Certificates  as to  Adjustments.  In  the  case  of  any adjustment in either the Purchase price or in the number of shares purchasable under this Warrant, the Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the registered Holder of this Warrant at the address of that Holder shown on the Company's books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and specify the Warrant Price then in effect after the adjustment and the change in securities purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and included as part of the notice required under other provisions of this Warrant.

                  3. Transfers and Exchanges.

                  3.1 Transfers. This Warrant may not be transferred or assigned, in whole or in part, without the prior written consent of the Company, and only then upon compliance with all applicable federal and state securities laws by the transferror and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).

                  3.2 Exchange For New Warrants. This Warrant may be exchanged at the principal offices of the Company for two or more Warrants for the purchase of the same aggregate number of shares of Common Stock as is purchasable hereunder. Each Warrant shall evidence the right to purchase such number of shares of Common Stock as the Holder shall designate at the time of the exchange. All Warrants issued in connection with transfers or exchanges of this Warrant shall bear the same date as this Warrant and shall be identical in form and provision to this Warrant except for the number of shares of Common Stock purchasable thereunder.

                  4. Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined in good faith by the Company's board of directors, as of the day this Warrant is exercised, in whole or in part.

                  5. Rights and Privileges of Stock Ownership. Prior to exercise

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of this Warrant, the Holder shall not be entitled to any rights as a shareholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of shareholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company except that notice shall be given not less than 15 days prior to any event referred to in Section 2.

                  6. Reservations of Stock. During the Exercise Period as defined in Section 1.1, the Company will reserve from its authorized and unissued capital stock a sufficient number of shares of Common Stock to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide for sufficient reserves of shares of common stock upon the exercise of this Warrant.
                  7. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon the Company and its successors and assigns. This Warrant is personal to Holder and may not be transferred or assigned, except as provided herein. Any attempt to transfer or assign this Warrant will be deemed void, and shall cause this Warrant to expire.

                  8. Notices. All notices, requests, demands and other communications under this Warrant shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows: if to the Holder, at his address as shown in the Company records; and if to the Company, at its principal office. Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

                  9. Loss or Mutilation. Upon Holder's delivery to the Company evidence reasonably satisfactory to the Company of the ownership, and the loss, theft, destruction or mutilation, of this Warrant, and of indemnity reasonably satisfactory to the Company, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder in lieu thereof a new Warrant of like tenor.

                  10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of California, excluding its conflict of law rules.

DATED: February 9, 1996

                                                      FOOD EXTRUSION, INC.
                                                      a Nevada corporation


                                                      By:
                                                         -----------------------
                                                      Robert H. Hesse, Secretary


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                                  SUBSCRIPTION

FOOD EXTRUSION, INC.
1241 Hawk's Flight Court
El Dorado Hills, California 95762

Gentlemen:

                                  (the "Undersigned") hereby elects to purchase,
         (Type or Print Name)

pursuant  to the  provisions  of the FOOD EXTRUSION, INC.  Warrant  held  by the

Undersigned,                  shares of the Common Stock of FOOD EXTRUSION, INC.

Payment of  the purchase  price of $4.00 per share of Common Stock in U.S. funds required under such Warrant accompanies this subscription.

         DATED:            , 199
               ------------     -
                                            Signature:
                                                      --------------------------

                                            Address:
                                                    ----------------------------






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                        ASSIGNMENT OF WARRANT TO PURCHASE
                         SHARES OF FOOD EXTRUSION, INC.,
                              a Nevada corporation.


         For value received, receipt of which is hereby acknowledged, the undersigned Assignor, "Holder" under that certain Warrant to purchase shares of Common Stock at $4.00 per share (a true copy of which is marked Exhibit A, attached hereto and including the subscription form, and by this reference made a part hereof) dated February 9, 1996, executed by Robert H. Hesse, Corporate Secretary, assigns to (Assignee) that portion of said Warrant equal to the warrant to purchase shares as set forth in said Warrant. Assignee shall undertake and perform the obligations of Warrant Holder under said Warrant, and Warrant Holder agrees to execute any documents necessary to Assignee's acquisition of and ability to exercise the Warrant granted in said Warrant to Purchase.

         This Assignment is expressly conditional upon the consent of Food Extrusion, Inc. pursuant to Section 3.1 of the Warrant. In the event that consent is denied, this Assignment shall be considered null and void.

Dated:                    , 1997.

                                                              Assignor
Signature Guarantee of Assignor:



         Above Signature of                                   ________________



                                                              Assignee


Consent of Food Extrusion, Inc.                               ________________





Robert Hesse, Corporate Secretary